EXHIBIT 22.1

         SUBSIDIARY OF NORTH GEORGIA COMMUNITY FINANCIAL PARTNERS, INC.

                           NORTH GEORGIA NATIONAL BANK
                  ORGANIZED UNDER THE LAWS OF THE UNITED STATES



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